Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No.’s 333-190326 and 333-197836) of the Control4 Corporation 2013 Stock Option and Incentive Plan and the Control4 Corporation 2003 Equity Incentive Plan of our report dated November 26, 2014, with respect to the financial statements of Extra Vegetables Limited included in this Current Report on Form 8-K/A of Control4 Corporation.

/s/ Ernst & Young LLP

Salt Lake City, Utah

November 26, 2014